Exhibit 10.60

                     First Amendment to Consulting Agreement



     This First Amendment to Consulting Agreement (the "Consulting Agreement") dated as of March 1, 1999 between Qorus.com, Inc., a Delaware Corporation ("Qorus") and Thurston Group, Inc., a Delaware corporation ("Thurston").


                                   WITNESSETH


         WHEREAS, Qorus and Thurston entered into the Consulting Agreement under which Qorus engaged Thurston as an independent contractor to advise Qorus on and with respect to obtaining financing of any sort and to advise it and act as its agent in connection with any transaction, including but not limited to any business combination, merger, acquisition or sale; and

         WHEREAS, the term of the Consulting Agreement expires March 31, 2002;
and

         WHEREAS, Qorus and Thurston would like to extend the term of the Consulting Agreement.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree that the Expiration Date, as defined in the Consulting Agreement, is hereby extended to March 31, 2004.

         IN WITNESS WHEREOF, Qorus and Thurston have executed and delivered this document on March 15, 2002



QORUS.COM, INC.                             THURSTON GROUP, INC.

By:      Thomas C. Ratchford                   By:      Patrick J. Haynes, III
Title:   Chief Financial Officer            Title:   Chief Executive Officer